UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 16, 2014

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

2.01	Completion of Acquisition or Disposition of Assets	3

9.01	Financial Statements and Exhibits	3

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 16, 2014, we closed our previously announced acquisition of two televisions stations owned by Granite Broadcasting Corporation — Detroit MyNetworkTV affiliate WMYD-TV and Buffalo, N.Y., ABC affiliate WKBW-TV ("Acquired Stations"). On February 9, 2014 we reached a definitive agreement to purchase the Acquired Stations for $110 million in cash.

Item 9.01 Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

The financial statements of the Acquired Stations will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information of the Acquired Stations and The E.W. Scripps Company will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

Description of Item	Exhibit No. Incorporated

Asset Purchase Agreement dated February 9, 2014 among Granite Broadcasting Corporation, Each Subsidiary of Granite Broadcasting Corporation Listed on Annex A hereto, and Scripps Media, Inc.	99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: June 16, 2014

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